UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Frélii, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Executive Pkwy.,

Suite 500

Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Throughout this Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to Vican Resources, Inc. and “the Board” refers to the board of directors of Frélii, Inc. (formerly Vican Resources, Inc.)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2018, the Company filed Certificate of Amendment to its Articles of Incorporation (“Amended Articles”) with the Secretary of State of Nevada, changing the Company’s name from “Vican Resources, Inc.” to “Frélii, Inc.” (the “Corporate Action”). The Corporate Action and the Amended Articles became effective on March 9, 2018, following compliance with notification requirements of the Financial Industry Regulatory Authority.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1, and incorporated by reference herein. The new CUSIP number for the Company’s Common Stock is 357051101.

Item 5.07. Submission of Matters to a Vote of Security Holders

The disclosures set forth in Item 5.03 above are incorporated by reference into this Item.

On January 21, 2018, the Company obtained written consent by the holder of the majority of the voting power of the Company’s capital stock approving the Corporate Action in accordance with Nevada law.

Item 8.01 Other Events.

On March 9, 2018, the Financial Industry Regulatory Authority approved the Corporate Action. The Company’s stock is quoted on the OTC Pink Market under the ticker symbol VCAN, but beginning March 9, 2018, the Company’s common stock will begin trading under the symbol FRLI.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

3.1 Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc. (formerly Vican Resources, Inc.)

Date: March 9, 2018	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer